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Exhibit 4

Industry Canada	Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

SYSTEMS XCELLENCE INC. LES SYSTÈMES XCELLENCE INC.		317087-0

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:			Je certifie que les statuts de la société susmentionnée ont été modifiés :
(a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a)	en vertu de l'article 13 de la Loi canadienne sur les sociétés par actions, conformément à l'avis ci-joint;
(b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b)	en vertu de l'article 27 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
(c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c)	en vertu de l'article 179 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;
(d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization.	☐	d)	en vertu de l'article 191 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes.

/s/ RICHARD G. SHAW	June 5, 2006 / le 5 juin 2006
Richard G. Shaw
Director — Directeur	Date of Amendment — Date de modification

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	ELECTRONIC TRANSACTION REPORT ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)	RAPPORT DE LA TRANSACTION ÉLECTRONIQUE CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

Processing Type — Mode de traitement : E-Commerce/Commerce-É

1 –	Name of Corporation — Dénomination de la société	2 –	Corporation No. — No de la société
	SYSTEMS XCELLENCE INC. LES SYSTÈMES XCELLENCE INC.		317087-0

3 –	The articles of the above-named corporation are amended as follows: Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :

(1) all of the issued and outstanding common shares of the Corporation be changed such that every four currently issued and outstanding shares be consolidated into one post-consolidation common share; and

(2) no fractional common shares shall be issued in connection with the consolidation and, in the event that a shareholder would otherwise be entitled to receive a fractional share upon consolidation, such shareholder shall have such fractional share cancelled.

Date	Name — Nom	Signature	Capacity of — en qualité
2006-06-05	JEFF PARK		AUTHORIZED OFFICER

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Exhibit 4